                                                                     EXHIBIT (5)

                         LEWIS, RICE & FINGERSH, L.C.

                               ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                        ST. LOUIS, MISSOURI 63102-2147

                              TEL (314) 444-7600
                              FAX (314) 241-6056


                                 June 1, 1998

CNB Bancshares, Inc.
20 N.W. Third Street
Evansville, Indiana 47739

          Re:  Registration Statement on Form S-4

Dear Sirs:

     In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, you have requested that we furnish to you our opinion as to the legality of the shares of the common stock, stated value $1.00 per share (the "Common Stock"), of CNB Bancshares, Inc. (the "Company") registered thereunder, which Common Stock is to be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 13, 1998, between the Company and National Bancorp, an Indiana corporation.

     As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Restated Articles of Incorporation, Amended Bylaws, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement and the Merger Agreement, be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ LEWIS, RICE & FINGERSH, L.C.


ST. LOUIS, MISSOURI . KANSAS CITY, MISSOURI . ST. LOUIS COUNTY . JEFFERSON CITY,
   MISSOURI . WASHINGTON, MISSOURI . BELLEVILLE, ILLINOIS . LEAWOOD, KANSAS